UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 26, 2014

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Suite 510, Boston, MA	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Stockholders held on August 26, 2014, the following matters were submitted to the Company’s stockholders:

(1)	The election of one director for a three-year term ending at the Annual Meeting of Stockholders to be held in 2017 or until her successor is duly elected and qualified:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Jean Birch	8,045,650	779,131	7,163,276

(2)	The proposal to ratify of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2014:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
15,817,475	97,767	53,314	19,501

(3)	The proposal to approve, in a non-binding vote, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement pursuant to Item 402 of Regulation S-K:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,568,805	246,168	9,755	7,163,329

(4)	The proposal to approve the Amended and Restated Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,584,564	246,168	9,755	7,163,275

Of the 19,314,849 shares eligible to vote as of the July 7, 2014, record date, more than 15,988,057 votes, or approximately 82.78% of the total shares outstanding, were represented at the meeting.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSI, INC.

Date: August 29, 2014	By:	/s/ Vicki Baue
Name: Vicki Baue
Title: Vice President & General Counsel, CCO